ADDENDUM TO FUND ADMINISTRATION AGREEMENT

AGREEMENT made this 11th day of September, 2025, between Longleaf Partners Fund (the “Fund”), the first series of LONGLEAF PARTNERS FUNDS TRUST, a Massachusetts business trust, and SOUTHEASTERN ASSET MANAGEMENT, INC., a Tennessee corporation (hereinafter referred to as “the Administrator”).

In consideration of the mutual covenants herein made, the Fund and the Administrator understand and agree as follows:

1. Recitations.

The Fund is an investment company registered with the Securities and Exchange Commission under the provisions of the Investment Company Act of 1940, and was organized pursuant to the Declaration of Trust of Longleaf Partners Funds Trust, originally effective on November 26, 1986, under the name Southeastern Asset Management Value Trust (the “Master Trust”). The Administrator is an investment adviser registered with the Securities and Exchange Commission under the Investment Advisers Act of 1940. The Fund and the Administrator are parties to a Fund Administration Agreement dated August 1, 1994, and subsequently renewed from time to time (the “Agreement”) under which the Administrator provides fund administration services to the Fund.

2. Renewal and Amendment.

The Administrator and the Fund hereby renew the Agreement for an additional term of one year, beginning November 1, 2025, and ending October 31, 2026.

IN WITNESS WHEREOF, the parties have executed this Addendum this 11th day of September, 2025.

Southeastern Asset Management, Inc.			Longleaf Partners Fund

	/s/ Ross Glotzbach		/s/ Margaret H. Child
By:	Ross Glotzbach	By:	Margaret H. Child
	CEO		Trustee

ADDENDUM TO FUND ADMINISTRATION AGREEMENT

AGREEMENT made this 11th day of September, 2025, between Longleaf Partners Small-Cap Fund (the “Fund”), the second series of LONGLEAF PARTNERS FUNDS TRUST, a Massachusetts business trust, and SOUTHEASTERN ASSET MANAGEMENT, INC., a Tennessee corporation (hereinafter referred to as “the Administrator”).

In consideration of the mutual covenants herein made, the Fund and the Administrator understand and agree as follows:

1. Recitations.

The Fund is an investment company registered with the Securities and Exchange Commission under the provisions of the Investment Company Act of 1940, and was organized pursuant to an amendment effective December 21, 1988 to the Declaration of Trust of Longleaf Partners Funds Trust, originally effective on November 26, 1986, under the name Southeastern Asset Management Value Trust (the “Master Trust”). The Administrator is an investment adviser registered with the Securities and Exchange Commission under the Investment Advisers Act of 1940. The Fund and the Administrator are parties to a Fund Administration Agreement dated August 1, 1994, and subsequently renewed from time to time (the “Agreement”) under which the Administrator provides fund administration services to the Fund.

2. Renewal and Amendment.

The Administrator and the Fund hereby renew the Agreement for an additional term of one year, beginning November 1, 2025, and ending October 31, 2026.

IN WITNESS WHEREOF, the parties have executed this Addendum this 11th day of September, 2025.

Southeastern Asset Management, Inc.			Longleaf Partners Small-Cap Fund

	/s/ Ross Glotzbach		/s/ Margaret H. Child
By:	Ross Glotzbach	By:	Margaret H. Child
	CEO		Trustee

ADDENDUM TO FUND ADMINISTRATION AGREEMENT

AGREEMENT made in Boston, Massachusetts, this 11th day of September, 2025, between Longleaf Partners Global Fund (the “Fund”), the fourth series of LONGLEAF PARTNERS FUNDS TRUST, a Massachusetts business trust, and SOUTHEASTERN ASSET MANAGEMENT, INC., a Tennessee corporation (hereinafter referred to as “the Administrator”).

In consideration of the mutual covenants herein made, the Fund and the Administrator understand and agree as follows:

1. Recitations.

The Fund is an investment company registered with the Securities and Exchange Commission under the provisions of the Investment Company Act of 1940, and was organized pursuant to an amendment effective July 2, 2012 to the Declaration of Trust of Longleaf Partners Funds Trust, originally effective on November 26, 1986, under the name Southeastern Asset Management Value Trust (the “Master Trust”). The Administrator is an investment adviser registered with the Securities and Exchange Commission under the Investment Advisers Act of 1940. The Fund and the Administrator are parties to a Fund Administration Agreement dated August 7, 2012, (the “Agreement”) under which the Administrator provides fund administration services to the Fund.

2. Renewal and Amendment.

The Administrator and the Fund hereby renew the Agreement for an additional term of one year, beginning November 1, 2025, and ending October 31, 2026.

IN WITNESS WHEREOF, the parties have executed this Addendum this 11th day of September, 2025.

Southeastern Asset Management, Inc.			Longleaf Partners Global Fund

	/s/ Ross Glotzbach		/s/ Margaret H. Child
By:	Ross Glotzbach	By:	Margaret H. Child
	CEO		Trustee